Exhibit 4(ii).2

SECOND AMENDMENT TO
FORBEARANCE AND STANDSTILL AGREEMENT

THIS SECOND AMENDMENT TO FORBEARANCE AND STANDSTILL AGREEMENT (this “Amendment”), dated effective as of October 31, 2011, is entered into by and among NEDAK Ethanol, LLC, a Nebraska limited liability company (the “Borrower”) and Arbor Bank, a Nebraska banking corporation (the “Lead Lender”).

RECITALS:

WHEREAS, the Borrower and the Lead Lender previously entered into that certain Loan Agreement, dated as of June 19, 2007 (the “Loan Agreement”) and the Borrower’s Note issued thereunder by the Borrower and made payable to the Lead Lender dated as of June 19, 2007 in the principal sum of $6,864,000;

WHEREAS, the Borrower and the Lead Lender entered into a Forbearance and Standstill Agreement on June 30, 2011, as amended by the First Amendment To Forbearance and Standstill Agreement, dated September 30, 2011, (as amended, the “Forbearance Agreement”), and the parties desire to further amend the Forbearance Agreement on the terms and conditions set forth herein;

WHEREAS, the parties desire to amend the payment terms and extend the Standstill Period of the Forbearance Agreement to November 30, 2011; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Forbearance Agreement.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1.                      Section 7 of the Forbearance Agreement is hereby amended by replacing the date October 31, 2011 with November 30, 2011.

ARTICLE II
CONDITION TO EFFECTIVENESS

Section 2.                      Lead Lender shall have executed and delivered this Amendment to Borrower and shall have received this Agreement duly executed by Borrower which shall constitute delivery thereof by Borrower.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.                      Borrower hereby represents and warrants to the Lead Lender as follows:

a.           Corporate Power; Authorization.  Borrower has the full legal power, and has been duly authorized by all requisite corporate or limited liability company action, to execute and deliver this Amendment, and to perform its obligations hereunder.  Borrower has duly executed and delivered this Amendment, which agreement is fully enforceable in accordance with its terms.

b.           Accuracy of Financial Information.  All financial information concerning Borrower and Borrower’s operations, all financial statements, reports and other records concerning the same provided to Lead Lender as of the date hereof, has been maintained in a timely, accurate and complete manner in accordance with generally accepted accounting principles, and such information accurately and honestly reflects and represents the capital structure of Borrower, its assets  and liabilities, and its treatment of the same, including without limitation Borrower’s accounts receivable, accounts payable, and customer deposits.

c.           No Violation.  The execution, delivery, and performance of this Amendment do not and will not (i) violate any law, rule, regulation, or court order to which Borrower is subject, or (ii) conflict with or result in a breach of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which its properties are bound.

ARTICLE IV
MISCELLANEOUS

Section 4.1.                      There are no oral side agreements between Borrower and Lead Lender relative to the terms hereof; the Loan Agreement, the Borrower’s Note, the other Loan Documents, the Forbearance Agreement and the documents executed in connection with this Amendment represent the entire agreement between the parties relative to the subject matter hereof which cannot be modified except in writing.

Section 4.2.                      The parties acknowledge that the Forbearance Agreement, except as amended hereby, remains in full force and effect.

Section 4.3.                      This Amendment may be executed in facsimile and in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

Section 4.4                      This Amendment shall be governed as set forth in the Loan Documents.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the date noted above.

LEAD LENDER:

ARBOR BANK

By: /s/ Mark D. Jepson

Name: Mark D. Jepson

Title: Chief Credit Officer, EVP

BORROWER:

NEDAK ETHANOL, LLC

By: /s/ Jerome Fagerland

Name: Jerome Fagerland

Tiitle: President and General Manager

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE FORBEARANCE AND STANDSTILL AGREEMENT